EXHIBIT 99.2

BOARD OF DIRECTORS OF
STURM, RUGER & COMPANY, INC.
AMENDMENT TO BY-LAWS

       RESOLVED:   that effective as of January 31, 2006, pursuant to Article 3, Section 2 of the By-Laws of the Corporation, the number of Directors constituting the Board of Directors of the Corporation shall be decreased to six (6) until such time as the number is increased or decreased by resolution of the Board of Directors.

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